Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Etienne Marcus
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

THIRD QUARTER OF FISCAL 2023 AND PROVIDES BUSINESS UPDATE

CALABASAS HILLS, Calif. – November 1, 2023 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the third quarter of fiscal 2023, which ended on October 3, 2023.

Total revenues were $830.2 million in the third quarter of fiscal 2023 compared to $784.0 million in the third quarter of fiscal 2022. Net income and diluted net income per share were $17.9 million and $0.37, respectively, in the third quarter of fiscal 2023.

The Company recorded a pre-tax net expense of $1.5 million primarily related to Fox Restaurant Concepts (“FRC”) acquisition-related expenses. Excluding the after-tax impact of this item, adjusted net income and adjusted net income per share for the third quarter of fiscal 2023 were $19.0 million and $0.39, respectively. Please see the Company’s reconciliation of non-GAAP financial measures at the end of this press release.

Comparable restaurant sales at The Cheesecake Factory restaurants increased 2.4% year-over-year in the third quarter of fiscal 2023 and increased 12.6% relative to the third quarter of fiscal 2019, on an operating week basis.

“Our third quarter results reflect positive sales trends, as we continued to outperform the broader casual dining industry led by solid comparable sales growth at The Cheesecake Factory restaurants,” said David Overton, Chairman and Chief Executive Officer. “Our performance amidst the softening sales environment is a testament to the resilient consumer demand for the distinct, high-quality dining experiences we provide our guests. Our tenured operators continued to do an excellent job effectively managing their restaurants and consistently delivering exceptional food quality, service and hospitality to drive sales.”

“During the quarter we opened two Cheesecake Factory restaurants to strong demand, further underscoring the enduring appeal and brand affinity for our flagship concept. We remain sharply focused on accelerating our unit growth to achieve our long-term development objectives, even though we continue to experience delays beyond our control. As the macroeconomic environment has gradually stabilized and input costs have continued to improve this year, the stability of our operational and financial performance reinforces our belief we are well positioned to drive meaningful growth, shareholder value and market share gains going forward.”

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

Development

During the third quarter of fiscal 2023, the Company opened two Cheesecake Factory restaurants, one in Birkdale, NC and the other in Estero, FL. While the Company continues to make progress against its pipeline, opening timelines continued to be pressured by substantial permitting delays, as such the Company is strategically shifting some restaurant openings into the first quarter of fiscal 2024. As a result, the Company now expects to open as many as 16 new restaurants in fiscal 2023 and as many as four to six new restaurants in the first quarter of fiscal 2024. The fiscal 2023 new restaurant openings include as many as five Cheesecake Factory restaurants, four North Italia restaurants, and as many as seven FRC restaurants, including one Flower Child location.

Additionally, the Company expects two Cheesecake Factory restaurants to open internationally under licensing agreements in fiscal 2023.

Liquidity and Capital Allocation

As of October 3, 2023, the Company had total available liquidity of $300.5 million, including a cash balance of $64.0 million and availability on its revolving credit facility of $236.5 million. Total principal amount of debt outstanding was $475 million, including $345 million in principal amount of 0.375% convertible senior notes due 2026 and $130 million in principal amount drawn on the Company’s revolving credit facility.

The Company repurchased approximately 453,400 shares of its stock at a cost of $14.6 million in the third quarter of fiscal 2023. In addition, the Company’s Board of Directors has declared a quarterly dividend of $0.27 per share to be paid on November 28, 2023 to shareholders of record at the close of business on November 15, 2023.

Conference Call and Webcast

The Company will hold a conference call to review its results for the third quarter of fiscal 2023 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through December 1, 2023.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people – this defines who we are and where we are going. We currently own and operate 325 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia® and a collection within our Fox Restaurant Concepts business. Internationally, 31 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2023, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the tenth consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com and www.foxrc.com.

From Fortune ©2023 Fortune Media IP Limited. All rights reserved. Used under license. Fortune and Fortune 100 Best Companies to Work For are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding positive sales trends, customer demand, continuing permitting delays, stability of operational and financial performance and restaurant development expectations. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: economic, public health and political conditions that impact consumer confidence and spending, including rising interest rates, periods of heightened inflation and market instability, and armed conflicts; supply chain disruptions; demonstrations, political unrest, potential damage to or closure of the Company’s restaurants and potential reputational damage to the Company or any of its brands; pandemics and related containment measures, including the potential for quarantines or restriction on in-person dining; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia and the Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully manage its lease arrangements with landlords; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; the timing of new unit development and related permitting; compliance with debt covenants; strategic capital allocation decisions including with respect to share repurchases or dividends; the ability to achieve projected financial results; the resolution of uncertain tax positions with the Internal Revenue Service and the impact of tax reform legislation; changes in laws impacting the Company’s business; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risks, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

The Cheesecake Factory Incorporated

Condensed Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended		39 Weeks Ended		39 Weeks Ended
	October 3, 2023		September 27, 2022		October 3, 2023		September 27, 2022
Consolidated Statements of Income	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$830,210	100.0%	$784,001	100.0%	$2,562,494	100.0%	$2,410,354	100.0%
Costs and expenses:
Food and beverage cost	194,733	23.5%	197,774	25.2%	602,051	23.5%	590,457	24.5%
Labor expenses	301,663	36.3%	293,040	37.4%	919,340	35.9%	893,322	37.1%
Other operating costs and expenses	229,534	27.6%	217,009	27.7%	687,459	26.7%	643,844	26.7%
General and administrative expenses	54,209	6.5%	50,324	6.4%	162,766	6.4%	149,638	6.2%
Depreciation and amortization expenses	22,837	2.8%	22,651	2.9%	69,124	2.7%	66,764	2.8%
Impairment of assets and lease termination expenses	48	0.0%	-	0.0%	1,637	0.1%	313	0.0%
Acquisition-related contingent consideration, compensation and amortization expenses	1,414	0.2%	1,081	0.1%	3,890	0.2%	2,920	0.1%
Preopening costs	6,742	0.8%	4,327	0.6%	15,800	0.6%	9,038	0.4%
Total costs and expenses	811,180	97.7%	786,206	100.3%	2,462,067	96.1%	2,356,296	97.8%
Income/(loss) from operations	19,030	2.3%	(2,205)	(0.3)%	100,427	3.9%	54,058	2.2%
Interest and other expense, net	(2,027)	(0.3)%	(1,315)	(0.1)%	(6,069)	(0.2)%	(3,906)	(0.1)%
Income/(loss) before income taxes	17,003	2.0%	(3,520)	(0.4)%	94,358	3.7%	50,152	2.1%
Income tax (benefit)/provision	(942)	(0.2)%	(1,122)	(0.1)%	5,688	0.2%	3,731	0.2%
Net income/(loss)	$17,945	2.2%	$(2,398)	(0.3)%	$88,670	3.5%	$46,421	1.9%

Basic net income/(loss) per share	$0.37		$(0.05)		$1.83		$0.93
Basic weighted average shares outstanding	48,281		49,653		48,489		50,124

Diluted net income/(loss) per share	$0.37		$(0.05)		$1.80		$0.92
Diluted weighted average shares outstanding	48,985		49,653		49,197		50,708

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
Selected Segment Information	October 3, 2023	September 27, 2022	October 3, 2023	September 27, 2022
Revenues:
The Cheesecake Factory restaurants	$628,140	$602,902	$1,936,621	$1,853,576
North Italia	62,417	54,113	191,654	163,108
Other FRC	58,642	52,193	193,010	171,045
Other	81,011	74,793	241,209	222,625
Total	$830,210	$784,001	$2,562,494	$2,410,354

Income/(loss) from operations
The Cheesecake Factory restaurants	$67,637	$42,122	$231,700	$169,893
North Italia	4,081	1,655	15,314	10,381
Other FRC	1,036	4,109	15,826	18,231
Other	(53,724)	(50,091)	(162,413)	(144,447)
Total	$19,030	$(2,205)	$100,427	$54,058

Depreciation and amortization expenses:
The Cheesecake Factory restaurants	$15,702	$15,874	$47,955	$47,736
North Italia	1,578	1,556	4,713	4,076
Other FRC	1,891	1,661	5,627	4,712
Other	3,666	3,560	10,829	10,240
Total	$22,837	$22,651	$69,124	$66,764

Impairment of assets and lease termination expenses:
The Cheesecake Factory restaurants	$29	$-	$160	$(59)
North Italia	-	-	-	-
Other FRC	-	-	55	-
Other	19	-	1,422	372
Total	$48	$-	$1,637	$313

Preopening costs:
The Cheesecake Factory restaurants	$3,861	$2,757	$8,401	$5,163
North Italia	1,068	1,341	2,132	2,755
Other FRC	1,764	84	4,483	357
Other	49	145	784	763
Total	$6,742	$4,327	$15,800	$9,038

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
The Cheesecake Factory restaurants operating information:	October 3, 2023	September 27, 2022	October 3, 2023	September 27, 2022
Comparable restaurant sales vs. prior year	2.4%	1.1%	3.2%	8.2%
Comparable restaurant sales vs. 2019	12.6%	9.5%	13.9%	10.2%
Restaurants opened during period	2	1	3	1
Restaurants open at period-end	213	209	213	209
Restaurant operating weeks	2,756	2,705	8,227	8,113

North Italia operating information:
Comparable restaurant sales vs. prior year	8%	10%	8%	17%
Comparable restaurant sales vs. 2019	28%	18%	30%	21%
Restaurants opened during period	-	1	-	2
Restaurants open at period-end	33	31	33	31
Restaurant operating weeks	429	395	1,287	1,150

Other Fox Restaurant Concepts (FRC) operating information:(1)
Restaurants opened during period	-	1	3	1
Restaurants open at period-end	37	32	37	32
Restaurant operating weeks	481	413	1,394	1,219

Other operating information:(2)
Restaurants opened during period	-	-	1	1
Restaurants open at period-end	40	39	40	39
Restaurant operating weeks	520	507	1,555	1,514

Number of company-owned restaurants:
The Cheesecake Factory	213
North Italia	33
Other FRC	37
Other	40
Total	323

Number of international-licensed restaurants:
The Cheesecake Factory	30

(1) The Other FRC segment includes all FRC brands except Flower Child.

(2) The Other segment includes the Flower Child, Grand Lux Cafe and Social Monk Asian Kitchen concepts, as well as the Company's third-party bakery, international and consumer packaged goods businesses, unallocated corporate expenses and gift card costs.

Selected Consolidated Balance Sheet Information	October 3, 2023	January 3, 2023
Cash and cash equivalents	$63,987	$114,777
Long-term debt, net of issuance costs (1)	469,543	468,032

(1) Includes $339.5 million net balance of 0.375% convertible senior notes due 2026 (principal amount of $345 million less $5.5 million in unamortized issuance costs) and $130 million drawn on the Company's revolving credit facility. The unamortized issuance costs were recorded as a contra-liability and netted with long-term debt on the Condensed Consolidated Balance Sheet and are being amortized as interest expense.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net income/(loss) and net income/(loss) per share excluding the impact of certain items. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. These non-GAAP measures are calculated by eliminating from net income/(loss) and diluted net income/(loss) per share the impact of items the Company does not consider indicative of its ongoing operations. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.

The Cheesecake Factory Incorporated

Reconciliation of Non-GAAP Financial Measures

(unaudited; in thousands, except per share data)

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	October 3, 2023	September 27, 2022	October 3, 2023	September 27, 2022
Net income/(loss) (GAAP)	$17,945	$(2,398)	$88,670	$46,421
Impairment of assets and lease termination expenses(1)	48	-	1,637	313
Acquisition-related contingent consideration, compensation and amortization expenses(2)	1,414	1,081	3,890	2,920
Tax effect of adjustments(3)	(380)	(281)	(1,437)	(840)
Adjusted net income/(loss) (non-GAAP)	$19,027	$(1,598)	$92,760	$48,814

Diluted net income/(loss) per share (GAAP)	$0.37	$(0.05)	$1.80	$0.92
Impairment of assets and lease termination expenses	0.00	-	0.03	0.01
Acquisition-related contingent consideration, compensation and amortization expenses	0.03	0.02	0.08	0.06
Tax effect of adjustments	(0.01)	(0.01)	(0.03)	(0.02)
Adjusted net income/(loss) per share (non-GAAP)(4)	$0.39	$(0.03)	$1.89	$0.96

(1) A detailed breakdown of impairment of assets and lease termination expenses recorded in the thirteen and thirty-nine weeks ended October 3, 2023 and September 27, 2022 can be found in the Selected Segment Information table.

(2) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North Italia and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.

(3) Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumes a 26% tax rate for the fiscal 2023 and 2022 periods.

(4) Adjusted net income per share may not add due to rounding.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000